                                                                   Exhibit 10.41

                                                               EXECUTION VERSION

                               AMENDMENT NO. 7 TO
                           LOAN AND SECURITY AGREEMENT

                  AMENDMENT NO. 7, dated as of December 22, 1999, to the LOAN AND SECURITY AGREEMENT, dated as of March 31, 1998, (the "LOAN AND SECURITY AGREEMENT"), between FOOTHILL CAPITAL CORPORATION, a California corporation, with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333 ("FOOTHILL"), and COMPUTRON SOFTWARE, INC., a Delaware corporation, with its chief executive offices located at 301 Route 17 North, Rutherford, New Jersey 07070 (the "BORROWER").

                                    PREAMBLE

                  The Borrower has requested Foothill to amend the Loan and Security Agreement to (i) increase the amount of the term loan and amend the amortization schedule of the term loan, (ii) provide a second term loan to the Borrower in an aggregate original principal amount equal to $750,000, (iii) extend the termination date of the Loan and Security Agreement to March 31, 2003, (iv) change the amount set forth in the Loan and Security Agreement as a limitation on loans and advances permitted to be made by the Borrower to its wholly owned subsidiaries, and (v) revise the Financial Covenants in Section
7.20 of the Loan and Security Agreement.
Accordingly, the Borrower and Foothill hereby agree as follows:

                  1. DEFINITIONS. All terms used herein which are defined in the Loan and Security Agreement and not otherwise defined herein are used herein as defined therein.

                  2. TERM LOAN. Section 2.3 of the Loan and Security Agreement is hereby amended in its entirety to read as follows:

                           "2.3 TERM LOAN. (a) On the Closing Date, Foothill
                  made a term loan (the "Initial Term Loan") to the Borrower in the original principal amount of $5,000,000, of which $2,222,000 is outstanding as of December 14, 1999. On March 8, 1999, Foothill made available to the Borrower an additional term loan in the original principal amount of $1,000,000 which has not been borrowed. On December 22, 1999, Foothill will make available a second term loan (the "Additional Term Loan" and together with the Initial Term Loan, the "A Term Loan") to the Borrower in the original principal amount of $1,300,000.

                           (b) On December 22, 1999 Foothill will make available
                  a term loan (the "B Term Loan", and together with the A Term Loan each a "Term Loan" and collectively, the "Term Loans") to the Borrower in the original principal amount of $750,000.

                           (c) Each Term Loan shall be made upon the Borrower's
                  request (pursuant to the terms of SECTION 2.9), at any time
                  (i) in the case of an A Term Loan, on or after December 22, 1999 but before September 30, 2002 and (ii) in the case of a B Term Loan, on or after December 22, 1999 but before December 31, 2000. The A Term Loan will be made in one borrowing and the B Term Loan will be made in not more than three borrowings. Each request for a borrowing must specify (i) whether such Term Loan is an A Term Loan or a B Term Loan;
                  (ii) in the case of a B Term Loan, the amount of the requested Term Loan, which must be in increments of at least $250,000;
                  (iii) the requested funding date of the Term Loan; (iv) whether the Term Loan is to constitute a Eurodollar Rate Loan or a Reference Rate Loan; and (v) in the case of an A Term Loan, if the A Term Loan is to constitute a Eurodollar Rate Loan, the requested Interest Period therefor; provided, however, that such request shall be irrevocable except as set forth in SECTION 2.12. If the requested A Term Loan constitutes a Eurodollar Rate Loan, such request must be delivered to Foothill no later than 11:00 a.m. (California time) 10 Business Days prior to the requested funding date therefor.

                           (d) The aggregate outstanding principal amount of the
                  A Term Loan shall be repaid in monthly installments of $100,000 over the remaining term of the Loan and Security Agreement. Each such installment shall be due and payable on the first day of each month commencing on February 1, 2000 and continuing on the first day of each succeeding month until and including the date on which the aggregate unpaid balance of the Term Loan is paid in full. The aggregate outstanding principal amount of the B Term Loan shall be repaid in equal monthly installments of principal commencing on the first day of the month following the funding date and continuing on the first day of each month thereafter for a period of twelve (12) consecutive months. In the event that, and on each occasion that, any Term Loan is prepaid and reborrowed pursuant to paragraph (f) of this Section 2.3, the aggregate outstanding principal amount of the Term Loan shall be repaid in equal monthly installments of principal plus accrued interest commencing on the first day of the month following the date of reborrowing and continuing on the first day of each month thereafter until and including December 22, 2002, the date on which the aggregate unpaid principal amount of the Term Loan and all accrued interest thereon shall be paid in full. In any event, the outstanding principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. Except upon the termination of this Agreement and as provided in paragraph (e) below, the unpaid principal balance of the Term Loan may not be prepaid in whole or in part. All amounts outstanding under the Term Loan shall constitute Obligations.

                           (e) Notwithstanding anything herein to the contrary,
                  if the aggregate outstanding principal amount of the Term Loan exceeds the lesser of (i) (A) from and after December 22, 1999 until and including March 31, 2001, an amount equal to 45% of Eligible Recurring Maintenance Revenues at such time, (B) from and after April 1, 2001 until and including March 31, 2002, an amount equal to 40% of


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

                  Eligible Recurring Maintenance Revenue at such time and (C) from and after April 1, 2002 until and including March 31, 2003, an amount equal to 30% of Eligible Recurring Maintenance Revenue at such time and (ii) $4,000,000, then the Borrower shall prepay the principal amount of the Term Loan in an amount sufficient to cause the aggregate principal amount of the Term Loan to be less than or equal to the relevant amounts set forth in clauses (i) and (ii) above. All such prepaid amounts shall be applied to the installments due on the Term Loan in the inverse order of their maturity; PROVIDED that (A) all such prepaid amounts shall be applied pro rata to the A Term Loan and to the B Term Loan and (B) if the aggregate principal amount of the Term Loan outstanding prior to giving effect to such prepayment is less than $4,000,000 then such prepaid amounts shall be applied to the installments due on the Term Loan in the order of their maturity.

                  3. INTEREST RATE. Section 2.6(a) of the Loan and Security Agreement is hereby amended in its entirety to read as follows:

                           "(a) INTEREST RATE. Except as provided in clause (b)
                  below, all Obligations shall bear interest as follows:

                                    (i) all Advances that are Reference Rate
                  Loans shall bear interest at a per annum rate of 1.25 percentage points above the Reference Rate,

                                    (ii) all Advances that are Eurodollar Rate
                  Loans shall bear interest at a per annual rate of 4.25 percentage points above the Adjusted Eurodollar Rate,

                                    (iii) all A Term Loans that are Reference
                  Rate Loans shall bear interest at a per annum rate of 1.50 percentage points above the Reference Rate;

                                    (iv) all A Term Loans that are Eurodollar
                  Rate Loans shall bear interest at a per annum rate of 4.50 percentage points above the Adjusted Eurodollar Rate;

                  PROVIDED, however that, commencing on the first anniversary of the Closing Date, if the Borrower achieves the following performance benchmarks, the applicable interest rates shall be as set forth below:

If EBITDA shall equal or
exceed for the preceding
four quarters:             then the applicable interest rate shall be:

                           Advances                                     A Term Loan
                           --------                                     -----------

                           For Reference Rate Loans                     For Reference Rate Loans
                           ------------------------                     ------------------------
$4,500,000                 Reference Rate plus 1.0%                     Reference Rate plus 1.375%
$7,500,000                 Reference Rate plus .75%                     Reference Rate plus 1.25%


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

                           For Eurodollar Rate Loans                    For Eurodollar Rate Loans
                           -------------------------                    -------------------------
$4,500,000                 Adjusted Eurodollar Rate plus 4.0%           Adjusted Eurodollar Rate plus 4.375%
$7,500,000                 Adjusted Eurodollar Rate plus 3.75%          Adjusted Eurodollar Rate plus 4.25%

and

                                    (v) all B Term Loans shall bear interest at
                  a per annum rate of 12.00 percentage points."

                  4. INTEREST RATE. Section 2.6(c) of the Loan and Security Agreement is hereby amended in its entirety to read as follows:

                           "(c) DEFAULT RATE. Upon the occurrence and during the
                  continuation of an Event of Default, (i) all Obligations (except for undrawn Letters of Credit and the Term Loan) shall bear interest at a per annum rate equal to 3.25 percentage points above the Reference Rate, (ii) the A Term Loan shall bear interest at a per annum rate equal to 3.75 percentage points above the Reference Rate, (iii) the B Term Loan shall bear interest at a per annum rate equal to 14.375%, and (iv) the Letter of Credit fee provided in SECTION 2.6(B) shall be increased to 3.25% per annum times the amount of the undrawn Letters of Credit that were outstanding during the immediately preceding month."

                  5. FEE. Section 2.11(f) of the Loan and Security Agreement is hereby amended as follows:

                           "(f) B TERM LOAN DRAWING FEE. On the first drawing
                  date of the B Term Loan, a fee in the amount equal to $10,000 shall be charged to the Borrower."

                  6. TERM. Section 3.4 of the Loan and Security Agreement is hereby amended to change the Renewal Date from March 31, 2002 to March 31, 2003.

                  7. INVESTMENTS. Clause (ii) of Section 7.13(b) of the Loan and Security Agreement is hereby amended in its entirety to read as follows:

                           "(ii) loans and advances by the Borrower made after
                  the Closing Date to its wholly-owned Subsidiaries (and (A) Subsidiaries in which the Borrower owns all but director qualifying shares or a nominal ownership interest required to be held by other Persons due to foreign law ownership requirements and (B) the joint venture involving Computron Canada, either before or after it is no longer a wholly-owned Subsidiary of the Borrower) not to exceed $9,000,000 in the aggregate over the term of this Agreement, so long as at the time of making any such loan or advance no Default or Event of Default shall have occurred and be continuing."


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

                  8. FINANCIAL COVENANTS. Sections 7.20 (a) of the Loan and Security Agreement is hereby amended to read in its entirety as follows:

                           "(a) OPERATING INCOME. Operating Income of at least
                  the following amounts, measured on a cumulative basis for the period from the beginning of a calendar year to each calendar quarter end set forth below:

                                   3/31/00               ($2,000,000)
                                   6/30/00               ($4,000,000)
                                   9/30/00               ($5,000,000)
                                  12/31/00               ($3,000,000)

                  provided that, thereafter, upon receipt of the financial projections required to be delivered to Foothill pursuant to
                  Section 6.3 (fourth paragraph) hereof for each fiscal year, the Borrower and Foothill shall negotiate in good faith to determine the minimum Operating Income as of the end of each fiscal quarter covered by such financial projections and, in the event that the Borrower and Foothill are unable to agree upon the amounts of such Operating Income on or before the date that is 30 days after the date that Foothill has received such projections, the Operating Income at the end of each fiscal quarter of the fiscal year covered by such financial projections shall not be less than the amount set forth for the corresponding fiscal quarter end set forth above PLUS 10% of such amount."

                  9. CONDITIONS PRECEDENT. This Amendment shall become effective (and the covenants set forth in Section 8 above shall be applicable as of the date of this Amendment) only upon satisfaction in full of the following conditions precedent (the date upon which all such conditions have been satisfied being herein called the "Effective Date"):

                           (a) The representations and warranties contained in
this Amendment and in Section 5 of the Loan and Security Agreement and each other Loan Document, after giving effect to this Amendment, shall be correct on and as of the Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date); no Default or Event of Default shall have occurred and be continuing on the Effective Date or result from this Amendment becoming effective in accordance with its terms;

                           (b) Foothill shall have received a counterpart of
this Amendment, duly executed by
the Borrower;

                           (c) The Borrower shall have paid to Foothill a fee
in the amount of $15,000 as consideration for the amendments provided for herein; and

                           (d) All legal matters incident to this Amendment
shall be satisfactory to Foothill
and its counsel.

                  10. CONDITIONS SUBSEQUENT. (a) As soon as practicable after the sale of Computron Software S.A. to Adonix is consummated, and in no event later than


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

         January 15, 2000 if such sale is consummated on or before January 5, 2000, the Borrower shall have delivered to Foothill an executed original of the Declaration of Release of Pledge of Securities relating to Computron Software S.A., in the form approved by Foothill prior to the execution of this Amendment; and

                                    (b) The Borrower shall have delivered to
Foothill, no later than January 31, 2000, the unaudited balance sheet, income statement, and statement of cash flow of the Borrower as of December 31, 1999, in form and substance reasonably satisfactory to Foothill, upon receipt of which the Borrower and Foothill shall negotiate in good faith to determine the minimum Tangible Net Worth as of the end of each fiscal quarter for fiscal year 2000 as provided for in Section 7.20(b) of the Loan and Security Agreement.

                  11. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to Foothill as follows:

                           (a) The Borrower (i) is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power, authority and legal right to execute, deliver and perform this Amendment, and to perform the Loan and Security Agreement, as amended hereby.

                           (b) The execution, delivery and performance of this
Amendment by the Borrower, and the performance by the Borrower of the Loan and Security Agreement, as amended hereby (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene its charter or by-laws or any applicable law, and (iii) except as provided in the Loan Documents, do not and will not result in the creation of any Lien upon or with respect to any of its respective properties.

                           (c) This Amendment and the Loan and Security
Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                           (d) No authorization or approval or other action by,
and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by the Borrower of this Amendment and the performance by the Borrower of the Loan and Security Agreement as amended hereby.

                           (e) The representations and warranties contained in
Section 5 of the Loan and Security Agreement and each other Loan Document, after giving effect to this Amendment, are correct on and as of the Effective Date as though made on and as of the Effective Date (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date), and no Default or Event of Default has occurred and is continuing on and as of the Effective Date or will result from this Amendment becoming effective in accordance with its terms.


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

                  12. CONTINUED EFFECTIVENESS OF THE LOAN AND SECURITY AGREEMENT AND LOAN DOCUMENTS. The Borrower hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Effective Date of this Amendment all references in any such Loan Document to "the Loan and Security Agreement", the "Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan and Security Agreement shall mean the Loan and Security Agreement as amended by this Amendment; and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to Foothill, or to grant a security interest in or Lien on, any collateral as security for the obligations of the Borrower from time to time existing in respect of the Loan and Security Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects.

                  13. MISCELLANEOUS.

                           (a) This Amendment may be executed in any number of
counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                           (b) Section and paragraph headings herein are
included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                           (c) This Amendment shall be governed by, and
construed in accordance with, the laws of the State of New York.


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

                           (d) The Borrower will pay on demand all reasonable
fees, costs and expenses of Foothill in connection with the preparation, execution and delivery of this Amendment including, without limitation, reasonable fees disbursements and other charges of Schulte Roth & Zabel LLP, counsel to Foothill.

                            COMPUTRON SOFTWARE, INC.,
                             a Delaware corporation


                            By: MICHAEL R. JORGENSEN
                                Name: Michael R. Jorgensen
                                Title: EVP & CFO



                            FOOTHILL CAPITAL CORPORATION,
                            a California corporation


                            By: ERIK R. SAWYER
                                Name: Erik R. Sawyer
                                Title: Vice President


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